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EXHIBIT 99.1      PRESS RELEASE









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PRESS RELEASE

FOR IMMEDIATE RELEASE

CONTACT:

ELDON R. METTE
President and Chief Executive Officer
Tel: (573) 769-2134



                               PFSB BANCORP, INC.
                               ------------------
                        ANNOUNCES DATE OF ANNUAL MEETING
                        --------------------------------

     Palmyra, Missouri -- November 12, 1999. PFSB Bancorp, Inc. (OTCBB:PFSI), the holding company for Palmyra Savings, announced today that the Corporation's annual meeting of shareholders will be held on Thursday, January 27, 2000 at Palmyra Savings' main office at 123 West Lafayette Street, Palmyra, Missouri, at 2:00 p.m. local time. Stockholders of record as of the close of business on December 1, 1999 will be entitled to notice of and to vote at the annual meeting.